UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

WHO’S YOUR DADDY, INC.
(Name of Registrant As Specified In Charter)
______________________________

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WHO’S YOUR DADDY, INC.
26381 Crown Valley Parkway, Suite 230
Mission Viejo, CA 92691

To the Stockholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on April 1, 2010 (the “Record Date”), of shares of the common stock, par value $0.001 per share, (the “Common Stock”) with voting power of Who’s Your Daddy, Inc., a Nevada corporation (the “Company”), that our Board of Directors (the “Board”) have given written consent, subject to approval by our stockholders as of the Record Date, to approve an amendment and restatement of our Articles of Incorporation to effect the following changes:

1.	Change the Company’s name to “FITT Highway Products, Inc.”; and
2.
Increase the total number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 150,000,000.  The total number of shares that the Company will be authorized to issue as a result of this increase will be 170,000,000, consisting of 150,000,000 shares of Common Stock, each share having a par value of $0.001 per share, and 20,000,000 shares of preferred stock, each share having a par value of $0.001 per share.

These actions were approved on April 1, 2010 by our Board and on June 1, 2010 by stockholders holding a majority of our issued and outstanding voting securities.  We anticipate an effective date of July 7, 2010, or as soon thereafter as practicable in accordance with applicable law, including the Nevada General Corporation Law (“NGCL”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with the NGCL and Rule 14c of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about June 17, 2010.

Please feel free to call us at (949) 582-5933 should you have any questions on the enclosed Information Statement.

Date: June 7, 2010	For the Board of Directors of WHO’S YOUR DADDY, INC.

	By:	/s/Michael R. Dunn
Michael R. Dunn
Chief Executive Officer, Chief Financial Officer, Secretary and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WHO’S YOUR DADDY, INC.
26381 Crown Valley Parkway, Suite 230
Mission Viejo, CA 92691

INFORMATION STATEMENT
(Preliminary)

June 7, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders  of the Common Stock of the Company (the “Stockholders”), to notify such Stockholders that, in lieu of a meeting with Stockholders, the Company received written consents dated June 1, 2010 from eight (8) holders of 30,694,428 voting shares representing approximately 52.27% of the total voting stock of the Company as of the Record Date to amend and restate the Company’s Articles of Incorporation to:

1.	Change the Company’s name to “FITT Highway Products, Inc.”; and
2.	Increase the number of shares of Common Stock the Company is authorized to issue to 150,000,000 from 100,000,000, each share having a par value of $0.001 per share.

Accordingly, your consent is not required and is not being solicited in connection with the approval.

On April 1, 2010, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special stockholder meeting do not create appraisal or dissenters’ rights.

Our Board determined to pursue Stockholder action by majority written consent presented by our outstanding shares of Common Stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of Stockholders and to implement the above action to our Stockholders in a timely manner.

The above actions will become effective 20 days following the mailing to the Stockholders of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the Record Date, the Company had 100,000,000 authorized shares of Common Stock, of which 58,724,938 were issued and outstanding, and 20,000,000 authorized shares of preferred stock.  There were no shares of preferred stock issued and outstanding as of the Record Date.  The consenting Stockholders, who consist of eight (8) current Stockholders of the Company, are collectively the record and beneficial owners of 30,694,428 voting shares, which represent approximately 52.27% of the issued and outstanding shares of the Company’s Common Stock that are entitled to vote.  The consenting Stockholders voted in favor of the actions described by written consent dated June 1, 2010. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the Stockholders.

The NGCL provides in substance that unless the Company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NGCL, a vote by the holders of at least a majority of the voting shares is required to effect the actions described herein.  As of the Record Date, the Company had 58,724,938 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. The consenting Stockholders are the record and beneficial owners of a total of 30,694,428 shares of Common Stock, which represents approximately 52.27% of the total number of voting shares. The consenting Stockholders voted in favor of the actions described herein in a written consent dated June 1, 2010. No consideration was paid for the consent. The consenting Stockholders’ names, affiliations with the Company and beneficial holdings are as follows:

Voting Stockholders	Affiliation	Number of Voting Shares	Percentage of Voting Shares
Michael R. Dunn	CEO, CFO, Secretary and Director	16,000,000	27.25%
H. Rand Scott, M.D.	None	5,100,000	8.69%
Sam Maywood, M.D.	None	3,150,000	5.36%
Robert E. Crowson, Jr.	Controller	2,400,000	4.09%
Edon Moyal	None	1,227,199	2.09%
Alex Everhart	None	1,000,000	1.70%
Corporate Resource Advisors Inc.	None	1,000,000	1.70%
Dan Fleyshman	None	817,229	1.39%
Total		30,694,428	52.27%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the Common Stock ownership as of the date of April 1, 2010, with respect to: (i) each person who is known to the Company to beneficially own more than 5% of the Company’s Common Stock; (ii) each officer and director of the Company; and (iii) all directors and officers as a group, based upon 58,724,938 shares of Common Stock outstanding.  This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  There are no outstanding shares of preferred stock.
	Common Stock		Preferred Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class(2)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class
Michael R. Dunn, CEO, CFO, Secretary, and Director	16,000,000	27.2%	-0-	0.0%
Derek Jones, Director	100,000	*	-0-	0.0%
Executive officers and directors as a group	16,100,000	27.4%	-0-	0.0%
Rand Scott, MD	5,100,000	8.7%	-0-	0.0%
Sam Maywood, MD	3,150,000	5.4%	-0-	0.0%
Ramon Desage	3,100,000	5.3%	-0-	0.0%

* Less than 1%

(1)  c/o our address, P.O. Box 4709, Mission Viejo, CA 92690, unless otherwise noted.

(2)   Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The directors and officers of the Company do not have any substantial interest in the matters to be acted upon.

ACTION: TO CHANGE THE COMPANY’S NAME TO “FITT HIGHWAY PRODUCTS, INC.”

On April 1, 2010, our Board approved, subject to receiving the approval of the holders of a majority of our outstanding voting shares, an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), to change our name to “FITT Highway Products, Inc.” The Company was required to change its name as the result of a settlement agreement by which it transferred the rights to the Who’s Your Daddy, Inc. name. Additionally, the name FITT Highway Products, Inc. is descriptive of the Company’s new products and the Board believes it more accurately reflects the nature of the Company’s current business operations.  The majority Stockholders approved the Restated Articles pursuant to written consents dated June 1, 2010.

A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Stockholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Stockholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

ACTION: TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE FROM 100,000,000 TO 150,000,000

On April 1, 2010, our Board approved, subject to receiving the approval of the holders of a majority of our outstanding voting shares, the Restated Articles, which increased the total number of shares of Common Stock that the Company is authorized to issue from 100,000,000 to 150,000,000. As a result, the total number of shares that the Company will be authorized to issue will increase from 120,000,000 to 170,000,000, consisting of 150,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of preferred stock having a par value of $0.001 per share.  The Board believes that this increase in number of authorized shares of Common Stock is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock options, convertible debt and equity financings, as the Board determines in its discretion.  The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of the Stockholders.  The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.  The majority Stockholders approved the Restated Articles pursuant to written consents dated June 1, 2010.

The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

The proposed Restated Articles are attached hereto as Appendix A.  The Restated Articles will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our Stockholders as of the Record Date.

NO DISSENTERS’ RIGHTS

The holders of the Company’s Common Stock are not entitled to dissenters’ rights under the NGCL, or otherwise, in connection with the increase in the number of authorized shares of Common Stock or the name change.  Furthermore, the Company does not intend to independently provide those Stockholders with any such rights.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on July 7, 2010.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board has fixed the close of business on the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the mailing of the Definitive Information Statement.

This Information Statement is being mailed on or about June 17, 2010 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our Stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: June 7, 2010	For the Board of Directors of WHO’S YOUR DADDY, INC.

	By:	/s/Michael R. Dunn
Michael R. Dunn
Chief Executive Officer, Chief Financial Officer, Secretary and Director

Appendix A

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

FITT HIGHWAY PRODUCTS, INC.

The undersigned hereby adopts as its chartering document these Amended and Restated Articles of Incorporation.

ARTICLE I

The name of the corporation is “FITT Highway Products, Inc.”

ARTICLE II

2.1           Authorized Capital

The total number of shares that this corporation is authorized to issue is 170,000,000, consisting of 150,000,000 shares of Common Stock having a par value of $0.001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.001 per share.  The Preferred Stock is subject to the rights and preferences of the Preferred Stock as set forth below:

2.2           Issuance Of Preferred Stock By Class And In Series

The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares.  The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established.  Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

2.3           Common Stock

Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held with respect to all matters submitted to the stockholders of the corporation for a vote or action by written consent.

ARTICLE III

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

3.1           Omnibus

To have to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized (“applicable corporate law”) and any and all acts amendatory thereof and supplemental thereto.

3.2           Carrying On Business Outside State

To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

3.3           Purposes To Be Construed As Powers

The purposes specified herein shall be construed both as purposes and powers and shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE IV

Except as may be authorized pursuant to Section 2.2 of Article II, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE V

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE VI

6.1           Number Of Directors

The Board of Directors shall be composed of not less than one or more than six Directors.  Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office.  The number of Directors of this corporation may be increased or decreased from time to time in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

6.2           Classification Of Directors

The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office.  The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election.  The term of office of Directors of the second class shall expire at the second annual meeting of shareholders after their election.  The term of office of Directors of the third class shall expire at the third annual meeting of shareholders after their election.  At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting.  Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director’s term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

6.3           Removal Of Directors

The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

6.4           Vacancies On Board Of Directors

If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office.  The shareholders may fill a vacancy only if there are no Directors in office.

ARTICLE VII

This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the applicable corporate law, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE VIII

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws.  The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

ARTICLE IX

9.1           Shareholder Actions

Subject to any limitations imposed by applicable securities laws, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

9.2           Number Of Votes Necessary To Approve Actions

Whenever applicable corporate law permits a corporation’s articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

9.3           Special Meetings Of Shareholders

So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

9.4           Quorum For Meetings Of Shareholders

Except with respect to any greater requirement contained in these Articles of Incorporation or the applicable corporate law, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the applicable corporate law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

ARTICLE X

To the full extent that applicable corporate law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the personal liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director.  Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE XI

11.1         Indemnification

The corporation shall indemnify its directors to the full extent permitted by applicable corporate law now or hereafter in force.  However, such indemnity shall not apply if the director did not (a) act in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal action or proceeding, have reasonable cause to believe the director’s conduct was unlawful.  The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

11.2         Authorization

The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions.  It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions.  Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determination as to any indemnity or advancement of expenses shall be made.

11.3         Effect Of Amendment

No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE XII

This Amended and Restated Articles of Incorporation shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned, President of the Corporation, for the purpose of amending and restating the Articles of Incorporation of FITT Highway Products, Inc., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.

/s/Michael R. Dunn	June 1, 2010
Michael R. Dunn, President	Date